Exhibit 99.2

Align Technology Announces $300 Million Stock Repurchase Program

SAN JOSE, CA--(Marketwired - Apr 23, 2014) -  Align Technology, Inc. (NASDAQ: ALGN) today announced that its board of directors has authorized a plan to repurchase up to $300 million of the Company's stock over the next three years, with $100 million of that amount authorized and anticipated to be purchased over the next twelve months. The plan is effective immediately.

"Our strong balance sheet and healthy cash flow position affords us the opportunity to continue investing in our strategic growth drivers while simultaneously returning excess cash to our shareholders through a stock repurchase program," said David White, Align CFO. "This program will also help offset dilution from our employee equity plans. Our management team and board of directors believe that our business represents an attractive investment opportunity for both current and potential investors, and the repurchase program demonstrates the Company's ongoing commitment to increasing shareholder value."

Any purchases under Align's stock repurchase program may be made, from time-to-time, pursuant to a S.E.C. 10b5-1 plans, open market purchases, privately-negotiated transactions, accelerated stock repurchases, block trades or derivative contracts or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934. The program does not obligate Align to acquire any particular amount of common stock and depending on market conditions and other factors these purchases may be commenced or suspended at any time without prior notice. As of March 31, 2014, the Company had approximately 81.6 million shares outstanding and $505.4 million in cash, cash equivalents and short-term and long-term marketable securities.

In a separate announcement today, Align also announced financial results for its first quarter of 2014. For more information, please see Align's press release titled, "Align Technology Announces First Quarter 2014 Results."

About Align Technology, Inc.
Align Technology is the leader in modern clear aligner orthodontics that designs, manufactures and markets the Invisalign system, which provides dental professionals with a range of treatment options for adults and teenagers. The Company also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Visit www.aligntech.com for more information.

For additional information about Invisalign or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about iTero, please visit www.itero.com.

Forward-Looking Statement
This news release contains forward-looking statements including statements regarding the Company's intention to repurchase shares of its common stock, the intended timing, amount and method of implementation of the stock repurchase program, the expected compliance of the repurchases with Rule 10b-18 under the Securities Exchange Act of 1934. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, changing stock market conditions, and any future determination by the Company that its cash is better used for other alternatives and the other risks described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 28, 2014. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com